Exhibit 10.4

Execution Version

INTELLECTUAL PROPERTY MATTERS AGREEMENT

This Intellectual Property Matters Agreement (this “Agreement”) is entered into as of July 31, 2026 (the “Effective Date”), by and between Resideo Technologies, Inc., a Delaware corporation (“Resideo”), and ADI Global Distribution Inc., a Delaware corporation and a wholly owned subsidiary of Resideo (“ADI SpinCo”). “Party” or “Parties” means Resideo or ADI SpinCo, individually or collectively, as the case may be.

WHEREAS, Resideo, acting through its direct and indirect Subsidiaries, currently conducts the Resideo Retained Business and the ADI Business;

WHEREAS, the Board of Directors of Resideo (the “Resideo Board”) has determined that it is appropriate, desirable and in the best interests of Resideo and its stockholders to create a new publicly traded company that shall operate the ADI Business;

WHEREAS, in furtherance of the foregoing, the Resideo Board has determined that it is appropriate, desirable and in the best interests of Resideo and its stockholders to separate the ADI Business from the Resideo Retained Business (the “Separation”) and, following the Separation, make a distribution, in accordance with the Distribution Ratio, to Record Date Holders, of all of the issued and outstanding shares of ADI SpinCo Common Stock owned by Resideo (the “Distribution”);

WHEREAS, in order to effectuate the Separation and the Distribution, the Parties have entered into that certain Separation and Distribution Agreement, dated as of the date hereof (together with the schedules, exhibits and appendices thereto, the “Separation Agreement”);

WHEREAS, pursuant to the Separation Agreement, and in connection with the Separation and the Distribution, certain rights in and to certain intellectual property are to be provided by the Resideo Group to the ADI Group and by the ADI Group to the Resideo Group after the Distribution Date upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Parties acknowledge that this Agreement, the Separation and Distribution Agreement, and the other Ancillary Agreements represent the integrated agreement of Resideo and ADI SpinCo relating to the Separation and the Distribution, are being entered into together, and would not have been entered into independently.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.1 Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as in the Separation Agreement.

Section 1.2 “ADI Field of Use” means any products of the ADI Business existing as of the Effective Date and natural evolutions thereof. For the avoidance of doubt, (a) an enhancement, modification or other change to any such product shall not be deemed a natural evolution thereof if such enhanced, modified or otherwise changed product embodies or is covered by a Valid Claim of a Patent that was not licensed to ADI SpinCo pursuant to this Agreement with respect to such product prior to the addition or implementation of such enhancement, modification or other change in or to such product, and (b) products of the ADI Business shall not include any product that (i) was not substantially designed or developed by and manufactured by or for a member of the ADI Group or (ii) is a third party product acquired or purchased by a member of the ADI Group for distribution or resale to customers or other third parties, including any such product acquired or purchased from a member of the Resideo Group.

Section 1.3 “ADI Licensed Copyrights” means the Copyrights that are (a) owned or Licensable by the ADI Group as of the Distribution Date and (b) used in the Resideo Retained Business as of the Distribution Date.

Section 1.4 “ADI Licensed IP” means the ADI Licensed Copyrights, ADI Licensed Know-How and ADI Licensed Patents, excluding any rights in or to any Trademarks.

Section 1.5 “ADI Licensed Know-How” means the Know-How that is (a) owned or Licensable by the ADI Group as of the Distribution Date and (b) used in the Resideo Retained Business as of the Distribution Date.

Section 1.6 “ADI Licensed Patents” means (a) the Patents that are (i) owned or Licensable by the ADI Group as of the Distribution Date and (ii) used in the Resideo Retained Business as of the Distribution Date, and (b) all Valid Claims of other Patents that are owned by the ADI Group that claim priority to the Patents described in the foregoing clause (a), but (c) expressly excluding the ADI Licensed Video Patents.

Section 1.7 “ADI Licensed Video Patents” means (a) the Patents set forth on Schedule A hereto and (b) all Valid Claims of other Patents that are owned by the ADI Group and claim priority to the Patents set forth on Schedule A hereto.

Section 1.8 “Copyrights” means copyrights and any similar Intellectual Property in any copyrightable subject matter, excluding Know-How.

Section 1.9 “Field of Use” means (a) with respect to ADI SpinCo, the ADI Field of Use and (b) with respect to Resideo, the Resideo Field of Use.

Section 1.10 “Licensable” means, with respect to any Intellectual Property, the right to grant sublicenses to a Person within the scope of the licenses set forth in Section 2.1 or Section 2.2, as applicable, without (a) the requirement to obtain consent from, give notice to, or take any other action with respect to any third party or (b) incurring fees, royalties, Liabilities or other costs in connection with such sublicense.

Section 1.11 “Licensed Copyrights” means (a) the Copyrights included in the ADI Licensed IP, as licensed to Resideo hereunder, and (b) the Copyrights included in the Resideo Licensed IP, as licensed to ADI SpinCo hereunder.

Section 1.12 “Licensed IP” means (a) the ADI Licensed IP, as licensed to Resideo hereunder, and (b) the Resideo Licensed IP, as licensed to ADI SpinCo hereunder.

Section 1.13 “Licensed Know-How” means (a) the Know-How included in the ADI Licensed IP, as licensed to Resideo hereunder, and (b) the Know-How included in the Resideo Licensed IP, as licensed to ADI SpinCo hereunder.

Section 1.14 “Licensee” means (a) Resideo, with respect to the ADI Licensed IP, and (b) ADI SpinCo, with respect to the Resideo Licensed IP.

Section 1.15 “Licensor” means (a) ADI SpinCo, with respect to the ADI Licensed IP, and (b) Resideo, with respect to the Resideo Licensed IP.

Section 1.16 “Licensor IP” means (a) with respect to ADI SpinCo, the ADI Licensed IP, and (b) with respect to Resideo, the Resideo Licensed IP.

Section 1.17 “Licensed Video Patents” means (a) with respect to ADI SpinCo, the ADI Licensed Video Patents, and (b) with respect to Resideo, the Resideo Licensed Video Patents.

Section 1.18 “Resideo Field of Use” means the current and future businesses of the Resideo Group.

Section 1.19 “Resideo Licensed Copyrights” means the Copyrights that are (a) owned or Licensable by the Resideo Group as of the Distribution Date and (b) used in the ADI Business as of the Distribution Date.

Section 1.20 “Resideo Licensed IP” means the Resideo Licensed Copyrights, Resideo Licensed Know-How and Resideo Licensed Patents, excluding any rights in or to any Trademarks.

Section 1.21 “Resideo Licensed Know-How” means the Know-How that is (a) owned or Licensable by the Resideo Group as of the Distribution Date and (b) used in the ADI Business as of the Distribution Date.

Section 1.22 “Resideo Licensed Patents” means (a) the Patents that are (i) owned or Licensable by the Resideo Group as of the Distribution Date and (ii) used in the ADI Business as of the Distribution Date, and (b) all Valid Claims of other Patents that are owned by the Resideo Group that claim priority to the Patents described in the foregoing clause (a), but (c) expressly excluding the Resideo Licensed Video Patents.

Section 1.23 “Resideo Licensed Video Patents” means (a) the Patents set forth on Schedule B hereto and (b) all Valid Claims of other Patents that are owned by the Resideo Group and claim priority to the Patents set forth on Schedule B hereto.

Section 1.24 “Valid Claim” means a claim of an issued and unexpired Patent that (a) has not been revoked or held unenforceable or invalid by a decision of a court or other Governmental Entity of competent jurisdiction from which no appeal can be taken or has been taken within the time allowed for appeal and (b) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country.

Section 1.25 “Video Field of Use” means the use of video in SMB, light commercial or residential applications solely in security or monitoring applications.

Article II
GRANTS OF RIGHTS

Section 2.1 License to Resideo.

(a) Subject to the terms and conditions of this Agreement, ADI SpinCo hereby grants, and shall cause the other members of the ADI Group to grant, to Resideo (i) a non-exclusive, worldwide, non-transferable, perpetual, irrevocable, non-terminable, fully paid-up, royalty-free license to the ADI Licensed Copyrights and the ADI Licensed Know-How, in each case, in the Resideo Field of Use, with the right to sublicense in the Resideo Field of Use by Resideo and the other members of the Resideo Group but not for the independent use of or by third parties, (ii) a non-exclusive, worldwide, non-transferable, perpetual, irrevocable, non-terminable, fully paid-up, royalty-free license to the ADI Licensed Video Patents in the Video Field of Use, with the right to sublicense in the Video Field of Use by Resideo and the other members of the Resideo Group but not for the independent use of or by third parties, and (iii) in the event that the express terms of Section 2.1(b) are fully satisfied, a springing non-exclusive, worldwide, non-transferable, perpetual, irrevocable, non-terminable, fully paid-up, royalty-free license to the ADI Licensed Patents, in the Resideo Field of Use, with the right to sublicense in the Resideo Field of Use by Resideo and the other members of the Resideo Group but not for the independent use of or by third parties ((i), (ii) and (iii) collectively, the “Resideo License”). Subject to the terms and conditions of this Agreement, the Resideo License shall include (x) the right to exercise any and all rights in and to the ADI Licensed Copyrights and the ADI Licensed Know-How, in each case, in the Resideo Field of Use, including the right to use, copy, perform, display, render, develop, modify and make derivative works of the ADI Licensed Copyrights and the ADI Licensed Know-How within the Resideo Field of Use, (y) the right to exercise any and all rights in and to the ADI Licensed Video Patents in the Video Field of Use, including the right to make, have made, use, sell, offer for sale, export and import products or services under the ADI Licensed Video Patents in the Video Field of Use, and (z) in the event that the express terms of Section 2.1(b) are fully satisfied, the right to exercise any and all rights in and to the ADI Licensed Patents in the Resideo Field of Use, including the right to make, have made, use, sell, offer for sale, export and import any products, services or technologies under the ADI Licensed Patents in the Resideo Field of Use. For the avoidance of doubt, no rights or licenses are granted to ADI Licensed Patents unless and until the express requirements set forth in Section 2.1(b) are fully satisfied.

(b) If, after the Distribution Date, ADI SpinCo or any other member of the ADI Group asserts any Patent against Resideo, any other member of the Resideo Group, or any of their respective bona fide customers, partners or suppliers that are subject to a written agreement (including, for the avoidance of doubt, any purchase order or similar document) with Resideo or any other member of the Resideo Group on the date of such assertion, and such Patent constitutes an ADI Licensed Patent, such Patent shall automatically be included in the license granted in Section 2.1(a), effective as of the Distribution Date, and ADI SpinCo shall reimburse Resideo and the other members of the Resideo Group for any reasonable and documented out of pocket costs borne by Resideo or the other members of the Resideo Group in connection with any such assertion of such ADI Licensed Patent by ADI SpinCo or any other member of the ADI Group against Resideo or any other member of the Resideo Group.

Section 2.2 License to ADI SpinCo.

(a) Subject to the terms and conditions of this Agreement, Resideo hereby grants, and shall cause the other members of the Resideo Group to grant, to ADI SpinCo (i) a non-exclusive, worldwide, non-transferable, perpetual, irrevocable, non-terminable, fully paid-up, royalty-free license to the Resideo Licensed Copyrights and Resideo Licensed Know-How, in each case, in the ADI Field of Use, with the right to sublicense in the ADI Field of Use by ADI SpinCo and the other members of the ADI Group but not for the independent use of or by third parties, (ii) a non-exclusive, worldwide, non-transferable, perpetual, irrevocable, non-terminable, fully paid-up, royalty-free license to the Resideo Licensed Video Patents in the Video Field of Use, with the right to sublicense in the Video Field of Use by ADI SpinCo and the other members of the ADI Group but not for the independent use of or by third parties, and (iii) in the event that the express terms of Section 2.2(b) are fully satisfied, a springing non-exclusive, worldwide, non-transferable, perpetual, irrevocable, non-terminable, fully paid-up, royalty-free license to the Resideo Licensed Patents, in the ADI Field of Use, with the right to sublicense in the ADI Field of Use by ADI SpinCo and the other members of the ADI Group but not for the independent use of or by third parties ((i), (ii) and (iii) collectively, the “ADI License”). Subject to the terms and conditions of this Agreement, the ADI License shall include (x) the right to exercise any and all rights in and to the Resideo Licensed Copyrights and the Resideo Licensed Know-How, in each case, in the ADI Field of Use, including the right to use, copy, perform, display, render, develop, modify and make derivative works of the Resideo Licensed Copyrights and the Resideo Licensed Know-How within the ADI Field of Use, (y) the right to exercise any and all rights in and to the Resideo Licensed Video Patents in the Video Field of Use, including the right to make, have made, use, sell, offer for sale, export and import products or services under the Resideo Licensed Video Patents in the Video Field of Use, and (z) in the event that the express terms of Section 2.2(b) are fully satisfied, the right to exercise any and all rights in and to the Resideo Licensed Patents in the ADI Field of Use, including the right to make, have made, use, sell, offer for sale, export and import products or services under the Resideo Licensed Patents in the ADI Field of Use. For the avoidance of doubt, no rights or licenses are granted to Resideo Licensed Patents unless and until the requirements set forth in Section 2.2(b) are fully satisfied.

(b) If, after the Distribution Date, Resideo or any other member of the Resideo Group asserts any Patent against ADI SpinCo, any other member of the ADI Group, or any of their respective bona fide customers, partners or suppliers that are subject to a written agreement (including, for the avoidance of doubt, any purchase order or similar document) with ADI SpinCo or any other member of the ADI Group on the date of such assertion, and such Patent constitutes an Resideo Licensed Patent, such Patent shall automatically be included in the license granted in Section 2.2(a), effective as of the Distribution Date, and Resideo shall reimburse ADI SpinCo and the other members of the ADI Group for any reasonable and documented out of pocket costs borne by ADI SpinCo or any other member of the ADI Group in connection with any such assertion of such Resideo Licensed Patent by Resideo or any of its Affiliates against ADI SpinCo or any other member of the ADI Group.

Section 2.3 Limitations. Notwithstanding anything to the contrary herein, the licenses granted hereunder are subject to any rights of or obligations owed to any third party under any Contracts existing as of the Distribution Date between Licensor or any other member of its Group and any such third party.

Section 2.4 No Other Rights. Nothing herein shall be construed as either Party granting the other Party, by implication, estoppel or otherwise, any ownership, license or other right in, to or under any Intellectual Property of such Party, except for those rights and licenses expressly granted to a Party in this Agreement. Neither Party shall have any obligation to license or deliver to the other Party, by reason of this Agreement or otherwise, any improvements, modifications, updates, upgrades, enhancements, tangible embodiments or derivative works or additions to the Licensed IP, including any related technical information or materials of any kind, made by or on behalf of such Party or any other member of its Group after the Distribution Date. All other rights to each Party’s Intellectual Property are reserved to such Party.

Article III

OWNERSHIP

Section 3.1 As between the Parties, Licensee acknowledges and agrees that (a) Licensor owns the Licensor IP, (b) none of Licensee, other members of its Group or its sublicensees, will acquire any rights in, to or under the Licensor IP, except for the licenses and sublicenses granted pursuant to Sections 2.1 or 2.2, as applicable, and (c) Licensee shall not, and shall cause the other members of its Group and its sublicensees to not, represent that they have an ownership interest in any of the Licensor IP.

Section 3.2 As between the Parties, each Party shall own all enhancements, improvements, derivative works or other modifications made by or on behalf of such Party with respect to the Licensed IP; provided that, with respect to Licensee, such enhancements, improvements, derivative works or other modifications shall not include, and shall be subject to the provisions of this Agreement as they concern, the Licensed IP to which such enhancements, improvements, derivative works or other modifications are made.

Article IV

PROSECUTION, MAINTENANCE AND ENFORCEMENT

Section 4.1 Responsibility. Licensor shall be solely responsible for filing, prosecuting, and maintaining all Patents within the Licensor IP, in Licensor’s sole discretion. Licensor shall be responsible for any costs associated with filing, prosecuting and maintaining such Patents.

Section 4.2 Defense and Enforcement. Licensor shall have the sole right, but not the obligation, to elect to bring an Action or enter into settlement agreements regarding the Licensor IP, at Licensor’s sole discretion, cost and expense.

Section 4.3 No Additional Obligations. This Agreement shall not obligate either Party to disclose or deliver to the other Party, or maintain, register, prosecute, pay for, enforce or otherwise manage any Intellectual Property, except as may be expressly set forth herein.

Article V

Confidentiality

Section 5.1 Each Licensee, on behalf of itself and the members of its respective Group, understands and agrees, that the Licensor IP includes certain confidential, non-public information of the Licensor, including, to the extent included in the Licensor IP, any software source code (all such confidential, non-public information, “Confidential Information”). Each Licensee agrees: (a) to take reasonable precautions to protect the Licensor’s Confidential Information, with the same degree of care and in a manner consistent with the maintenance of such Licensee’s own Confidential Information of a similar nature or value (but in no event less than reasonable care); and (b) not to disclose to any third party any such Confidential Information, except as reasonably necessary to exercise the rights and licenses granted to it under this Agreement.

Section 5.2 Each Licensor agrees that the provisions set forth in Section 5.1 do not apply with respect to any Confidential Information that the Licensee can document (i) is or becomes generally available to the public except as a result of a breach of this Article V or any other applicable obligation of confidentiality by the Licensee; (ii) was rightfully disclosed to it by a third party; or (iii) was independently developed without the use of or reference to any Confidential Information of the Licensor.

Section 5.3 Nothing in this Agreement shall prevent the Licensee from disclosing the Licensor’s Confidential Information to the extent the Licensee is required by applicable Law to do so; provided, however, that prior to any such disclosure, the applicable Licensee shall (a) assert the confidential nature of the Confidential Information to the agency, (b) to the extent permitted by applicable Law, promptly notify the Licensor in writing of the agency’s order or request to disclose, and (c) cooperate fully with the Licensor, at the Licensor’s cost and expense, in protecting against any such disclosure or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

Section 5.4 No Licensee shall, with respect to any software included in the Licensor IP, (a) use, distribute or modify such software with, (b) link any such software to, or (c) include in or integrate with, or combine any such software with (in each case of (a) – (c), in whole or in part), any Open Source Software in any manner that could pursuant to the terms of the applicable Open Source Software license, (i) require disclosure of the source code to such licensed software or the release of any portion of such licensed software as Open Source Software (other than any pre-existing Open Source Software itself), in source code form, for the purpose of making derivative works, or at no or minimal charge; (ii) require the grant of any rights or immunities in, to or under any Licensor IP, or (iii) require the disclosure, distribution, licensing or other provision of any source code for such software to any third party. For the purpose of this Section 5.4, “Open Source Software” means any software that is distributed (x) as “free software” (as defined by the Free Software Foundation), (y) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses), other license that substantially conforms to the Open Source Definition (opensource.org/osd) or any similar license or distribution model, or (z) under a license that requires source code or derivative works based on such software to be made publicly available under the same license.

Article VI

disclaimerS; Limitation of Liability

Section 6.1 Disclaimer of Warranties. Except as expressly set forth herein, the Parties acknowledge and agree that (a) the Licensor IP is provided as-is, (b) the Licensee assumes all risks and Liabilities arising from or relating to its use of and reliance upon the Licensor IP and (c) each Party makes no representation or warranty with respect thereto. EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL CONDITIONS OR WARRANTIES OF ANY KIND OR NATURE REGARDING THE LICENSOR IP, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, TITLE, NONINFRINGEMENT, MISAPPROPRIATION, VALIDITY, ENFORCEABILITY, COMMERCIAL UTILITY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 6.2 Compliance with Laws and Regulations. Each Party shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement. FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EACH PARTY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED OBLIGATION OR WARRANTY WITH RESPECT TO THE LICENSOR IP THAT COULD BE CONSTRUED TO REQUIRE LICENSOR TO PROVIDE LICENSOR IP HEREUNDER IN SUCH A MANNER TO ALLOW LICENSEE TO ITSELF COMPLY WITH ANY LAW APPLICABLE TO THE ACTIONS OR FUNCTIONS OF SUCH LICENSEE (OR ITS AFFILIATES).

Section 6.3 TO THE EXTENT NOT PROHIBITED BY LAW, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE FOR PERSONAL INJURY, OR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING DAMAGES FOR LOSS OF PROFITS OR ANY OTHER COMMERCIAL DAMAGES OR LOSSES, ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT.

Article VII
MISCELLANEOUS PROVISIONS

Section 7.1 Term. The term of this Agreement shall commence as of the Distribution Date and shall continue in perpetuity until there no longer exists any valid or enforceable Licensed IP. Following the Effective Time, this Agreement may not be terminated unless agreed to in writing by the Parties. This Agreement may be terminated at any time prior to the Effective Time by and in the sole discretion of Resideo without the approval of ADI SpinCo or the stockholders of Resideo. In the event of such termination prior to the Effective Time, no Party (nor any of its directors, officers or employees) shall have any liability of any kind to the other Party or any other Person by reason of this Agreement.

Section 7.2 No Challenges. Each Licensee acknowledges that, as between the Parties, the Licensor is the owner of the Licensor IP, and that ownership of the Licensor IP shall remain with the Licensor. No Licensee or any of its Affiliates shall, directly or indirectly, contest, dispute or challenge the validity or enforceability or the Licensor’s sole ownership of the Licensor IP or, other than as required by any Governmental Entity, assist any third party in any such contest, dispute, or challenge.

Section 7.3 Interpretation.

(a) The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(b) When a reference is made in this Agreement to an Article, Section or Exhibit such reference shall be to an Article or Section of, or Exhibit to, this Agreement unless otherwise indicated. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “dollar” or “$” contained herein are to United States Dollars (unless otherwise specified). The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) Titles and headings to Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless otherwise indicated, all “Section” references in this Agreement are to sections of this Agreement.

Section 7.4 Entire Agreement; Construction. This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter.

Section 7.5 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representatives of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 7.6 No Waiver. No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.7 Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

Section 7.8 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email or by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) to the respective Party at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.8):

To Resideo:

Resideo Technologies, Inc.

16100 N. 71st Street, Suite 550

Scottsdale, Arizona 85254

Attention: General Counsel

Email:        legalnotices@resideo.com

joshua.foster@resideo.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Russell L. Leaf

                 Jared Fertman

                 Tej Prakash

Email:         rleaf@willkie.com

jfertman@willkie.com

tprakash@willkie.com

To ADI SpinCo:

ADI Global Distribution Inc.
275 Broadhollow Rd Suite 400
Melville, NY 11747

Attention:   General Counsel

Email:   jeannine.lane@adiglobal.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Russell L. Leaf

Jared Fertman

Tej Prakash

Email:       rleaf@willkie.com

jfertman@willkie.com

tprakash@willkie.com

Section 7.9 Assignment. Except as otherwise provided in this Agreement, neither Party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of each Party. Notwithstanding the foregoing or anything else to the contrary in this Agreement or the Separation Agreement, (a) either Party may assign this Agreement (i) to any of its Affiliates, (ii) in connection with the sale of all or substantially all of the assets of such Party or any of its Affiliates related to the subject matter of this Agreement or the acquisition of a Party or any of its Affiliates by another Person, whether by merger, sale of membership interests or capital stock or otherwise, or (iii) for collateral security purposes to any lenders, potential lenders and other customary secured parties providing financing, hedging or cash management arrangements to a Party or any of its Affiliates, in each case, without the prior written consent of the other Party, and (b) in the event that a Licensee sells, transfers, assigns, or otherwise divests all or substantially all of a business unit or product line in which the Licensor’s Licensed Copyrights, Licensed Know-How or Licensed Video Patents are utilized (a “Divested Product Line”), whether by asset sale, stock sale, merger, or similar transaction (a “Divestiture”), the license granted herein to such Licensee with respect to such Licensed Copyrights, Licensed Know-How or Licensed Video Patents shall automatically transfer to and vest in the acquiring entity solely with respect to such Divested Product Line, without the need for any further consent or action by the applicable Licensor. Any license transferred to an acquiring entity pursuant to clause (b) above shall be limited solely to the scope of the license granted to Licensee, including the Field of Use, with respect to the Divested Product Line and shall remain subject to all terms and conditions of this Agreement. For the avoidance of doubt, upon the effectiveness of any license transfer in connection with a Divestiture pursuant to clause (b) above, the transferring Licensee shall have no further rights or licenses in or to the Licensed Copyrights, Licensed Know-How or Licensed Video Patents with respect to the Divested Product Line. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

Section 7.10 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.11 Dispute Resolution. The provisions of Article VII of the Separation Agreement shall govern any Dispute under or in connection with this Agreement.

Section 7.12 Bankruptcy. The rights and licenses granted in this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, a license of rights to “intellectual property” (as defined under Section 101 of the United States Bankruptcy Code), and each Party shall retain and may fully exercise all of its respective rights and elections under the United States Bankruptcy Code (or any similar foreign applicable Law) with respect thereto.

Section 7.13 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party at and after the Effective Time, to the extent such Subsidiary remains a Subsidiary of the applicable Party.

Section 7.14 Specific Performance. The Parties acknowledge and agree that a breach or threatened breach of this Agreement may give rise to irreparable harm to the non-breaching Party, for which monetary damages may not be an adequate remedy, and that in the event of a breach or a threatened breach by a Party of this Agreement, the non-breaching Party shall, in addition to any and all other rights and remedies that may be available regarding such breach, be entitled to equitable relief, including a temporary restraining order, injunction, specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to post bond or provide any other security in connection therewith.

Section 7.15 Counterparts. This Agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

RESIDEO TECHNOLOGIES, INC.

By:	/s/ Thomas Surran
Name:	Thomas Surran
Title:	President

ADI GLOBAL DISTRIBUTION INC.

By:	/s/ Robert Aarnes
Name:	Robert Aarnes
Title:	President and Chief Executive Officer